UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2013

Rouse Properties, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	1-35278 (Commission File Number)	90-0750824 (IRS Employer Identification No.)

1114 Avenue of the Americas, Suite 2800 New York, New York (Address of Principal Executive Offices)	10036 (Zip Code)

Registrant's telephone number,
including area code:
(212) 608-5108

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As discussed in Item 5.07 below, at a meeting held on May 3, 2013, the stockholders of Rouse Properties, Inc. (the “Company”) approved the Rouse Properties, Inc. Management Incentive Plan (the “Management Incentive Plan”). The Management Incentive Plan was adopted by the Company’s Board of Directors on February, 28, 2013 and is effective for periods commencing on or after January 1, 2013. The purposes of the Management Incentive Plan are to retain and motivate the officers of the Company by providing them with the opportunity to earn incentive payments or stock-based awards based upon the extent to which specific performance goals have been achieved or exceeded for specified periods.

Under the Management Incentive Plan, the Equity Incentive Plan Subcommittee of the Compensation Committee of the Company’s Board of Directors (the “Subcommittee”) will select certain officers of the Company or its subsidiaries to participate in the Management Incentive Plan for a given performance period, and will establish performance goals for each participant or group of participants based on performance measures described in the Management Incentive Plan.

The foregoing description of the Management Incentive Plan is a summary and is qualified in its entirety by reference to the full text of the Management Incentive Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The Company held its Annual Meeting of Stockholders on May 3, 2013 (the “Annual Meeting”).

(b) At the Annual Meeting, our stockholders (i) elected the persons listed below to serve as directors for a term expiring at the 2014 Annual Meeting of Stockholders and until their successors are duly elected and qualified; (ii) ratified the selection of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2013; (iii) approved, on an advisory basis, the compensation paid to the Company’s named executive officers; (iv) recommended that the Board of Directors hold an advisory vote to approve named executive officer compensation every year; (v) approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to conform our ownership limit to market standards; (vi) approved the performance measures included in the Rouse Properties, Inc. 2012 Equity Incentive Plan; and (vii) approved the Rouse Properties, Inc. Management Incentive Plan. Set forth below are the voting results for each of these proposals:

Proposal 1:	The election of eight directors for a term expiring at the 2014 Annual Meeting of Stockholders

Director Name	For	Withheld	Broker Non-Votes
Andrew Silberfein	36,746,818	7,972,736	2,522,153
Jeffrey Blidner	35,942,773	8,776,781	2,522,153
Richard Clark	35,895,835	8,823,719	2,522,153
Christopher Haley	43,921,842	797,712	2,522,153
Michael Hegarty	44,517,258	202,296	2,522,153
Brian Kingston	36,722,786	7,996,768	2,522,153
David Kruth	43,874,608	844,946	2,522,153
Michael Mullen	44,453,060	266,494	2,522,153

Proposal 2:	The ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013

For	Against	Abstain	Broker Non-Votes
47,229,007	4,218	8,482	0

Proposal 3:	An advisory vote to approve named executive officer compensation

For	Against	Abstain	Broker Non-Votes
42,863,703	1,190,905	664,946	2,522,153

Proposal 4:	An advisory vote on the frequency of the advisory vote to approve named executive officer compensation

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
42,882,584	7,560	1,773,994	55,416	2,522,153

Proposal 5:	The approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to conform the ownership limit to market standards

For	Against	Abstain	Broker Non-Votes
43,539,719	1,166,538	13,297	2,522,153

Proposal 6:	The approval of the performance measures included in the Rouse Properties, Inc. 2012 Equity Incentive Plan

For	Against	Abstain	Broker Non-Votes
36,040,760	8,604,334	74,460	2,522,153

Proposal 7:	The approval of the Rouse Properties, Inc. Management Incentive Plan

For	Against	Abstain	Broker Non-Votes
43,927,517	714,523	77,514	2,522,153

(d) In line with the recommendation from the Company’s stockholders, the Company will provide an advisory vote to approve named executive officer compensation on an annual basis at least until the next advisory vote on the frequency of the advisory vote to approve named executive officer compensation, which will occur no later than our Annual Meeting of Stockholders in 2019.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number                                Description

10.1                                Rouse Properties, Inc. Management Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2013	ROUSE PROPERTIES, INC.
	By:	/s/ Susan Elman
	Name:	Susan Elman
	Title:	Executive Vice President and General Counsel

Exhibit Index

Exhibit Number                                Description

10.1                                Rouse Properties, Inc. Management Incentive Plan